FEDERATED ADMINISTRATIVE
         SERVICES

                                          FEDERATED INVESTORS TOWER
                                          PITTSBURGH, PA 15222-3779
                                          412-288-1900

                                   April 15, 1997


Federated U.S. Government Securities Fund:  5-10 Years
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for Federated U.S. Government Securities Fund: 5-10 Years (`Trust'') to be filed in respect of shares of the Trust (`Shares'') sold for the fiscal year ended February 28, 1997, pursuant to the Trust's registration statement filed with the Securities and Exchange Commission (the `SEC'') under the Securities Act of 1933 (File No. 33-60411) (`Registration Statement'').

     In its Registration Statement, the Trust elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act
Rule 24f-2.

     As counsel, I have participated in the preparation and filing of the Trust's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Declaration of Trust dated June 14, 1995, (`Declaration of Trust''), the Bylaws of the
Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

     On the basis of the foregoing, it is my opinion the Shares sold for the fiscal year ended February 28, 1997, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable by the Trust.

     I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Trust and to any application or registration statement filed under the securities laws of any of the States of the United States.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Massachusetts, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.


                                   Very truly yours,

                                   /s/ S. Elliott Cohan
                                   S. Elliott Cohan
                                   Fund Attorney